Exhibit (p)(8)

Amendment No. 4 to the Code of Ethics

Effective December 12, 2016

1.	The “Personal Investment Transactions” section shall be amended as follows:

a.	The table under the “Additional Restrictions for Certain Investment Personnel” section shall be amended as follows:

Prohibited Transaction	Applies to	Consequences/Comments
Purchasing or selling a Security in the 5 business days BEFORE that Security is bought or sold on behalf of a Firm client, in any • Covered Account, or • Outside Fiduciary Account

•    Prohibited for portfolio managers and any other investment professional in their product group, including traders, Researchers or Analysts, for the client account in which the Security is transacted.

•    Members of Investment Control

•    Members of Investment Operations.

• All prohibited transactions ~~must~~ will generally be reversed; and • all profits are subject to disgorgement.

Amendment No. 4 to the Code of Ethics

Effective December 12, 2016

Purchasing a Security in the 5 business days after that Security is sold on behalf of a Firm client, or selling a Security in the 5 business days AFTER that Security is purchased on behalf of a Firm client, in any

•    Covered Account, or

•    Outside Fiduciary Account

•    Prohibited for portfolio managers and any other investment professional in their product group, including traders, Researchers or Analysts, for the client account in which the security is transacted.

•    Members of Investment Control.

•    Members of Investment Operations

• All prohibited transactions ~~must~~ will generally be reversed; and • all profits are subject to disgorgement.

Purchasing or selling any Security in the 5 business days AFTER a TCW-advised or sub-advised registered investment company buys or sells the Security, in any

•    Covered Account, or

•    Outside Fiduciary Account

•    Prohibited for a portfolio manager and any other investment professional in their product group, including traders, Researchers or Analysts, managing funds for the registered investment company

•    Members of Investment Control

•    Members of Investment Operations

• All prohibited transactions ~~must~~ will generally be reversed; and • all profits are subject to disgorgement.